Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Cephalon, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2011,   as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wilco Groenhuysen, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Wilco Groenhuysen
Wilco Groenhuysen
Executive Vice President and Chief Financial Officer

August 3, 2011